UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2011

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2330 Marinship Way, Ste. #300

Sausalito, California 94965

(Address of principal executive offices)

(415) 729-8000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

During the period commencing December 13, 2010 through the period ending February 28, 2011, Public Media Works, Inc. (the “Company”) agreed to sell 4,700,400 shares of restricted Company common stock at $.25 per share, and warrants to purchase 4,700,400 shares of restricted common stock at $.25 per share for a term of three years, to 32 accredited investors, resulting in gross proceeds of $1,175,100 to the Company. The investors were also granted piggyback registration rights for the shares and the shares underlying the warrants. The shares of Company common stock and shares of common stock underlying the warrants are restricted securities, and may not be sold, transferred or otherwise disposed without registration under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption there under. The shares of common stock and warrants were offered and sold in reliance on the exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The issuance of shares of common stock and warrants were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the accredited investors in connection with the transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: March 1, 2011	By:	/s/ Martin W. Greenwald
Martin W. Greenwald
Chief Executive Officer